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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below constitutes and appoints Joseph Moglia and Stephen G. Bodurtha and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to Registration Statement No. 333-78575, Registration Statement No. 333-89355, Registration Statement No. 333-92161, Registration Statement No. 333-92163, Registration Statement No. 333-96061, Registration Statement No. 333-36490, Registration Statement No. 333-95805, Registration Statement No. 333-95807, Registration Statement No. 333-31226, Registration Statement No. 333-36480, Registration Statement No. 333-96063, Registration Statement No. 333-96069, Registration Statement No. 333-33362 and Registration Statement No. 333-37980 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                        Signature                              Title
                        ---------                              -----
                  /s/ Dominic Carone                  First Vice President and
       ___________________________________________     Controller
                     Dominic Carone
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